Exhibit 10.11

LIMITED STANDSTILL AGREEMENT

This AGREEMENT (the "Agreement") is made as of the ____ day of September, 2007, by the signatories hereto (each, a "Holder"), in connection with his ownership of shares of Universal Energy Corp., a Delaware corporation (the "Company").

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

1. Background.

a. Holder is the beneficial owner of the amount of shares of the Common Stock, no par value, of the Company ("Common Stock") designated on the signature page hereto.

b. Holder acknowledges that the Company has entered into or will enter into at or about the date hereof Securities Purchase Agreements (the "Securities Purchase Agreements"), dated on or about September ______ 2007, with subscribers to up to $5,000,000 of the Company's convertible Debentures issued on or about September ___, 2007 (the "Debentures") and accompanying Warrants (the "Subscribers"). Holder understands that, as a condition to proceeding with the Offering, the Subscribers have required, and the Company has agreed to obtain on behalf of the Subscribers an agreement from the Holder to refrain from selling any securities of the Company from the date of the Securities Purchase Agreement until the Debentures issued thereunder are no longer outstanding (the "Restriction Period"), as further described herein (the "Restriction Period"), except as described below.

2. Share Restriction.

a. Holder hereby agrees that during the Restriction Period, the Holder will not sell or otherwise dispose of any shares of Common Stock or any options, warrants or other rights to purchase shares of Common Stock or any other security of the Company which Holder owns or has a right to acquire as of the date hereof, other than in connection with an offer made to all shareholders of the Company in connection with merger, consolidation or similar transaction involving the Company. Holder further agrees that the Company is authorized to and the Company agrees to place "stop orders" on its books to prevent any transfer of shares of Common Stock or other securities of the Company held by Holder in violation of this Agreement. The Company agrees not to allow to occur any transaction inconsistent with this Agreement.

b. Any subsequent issuance to and/or acquisition by Holder of Common Stock or options or instruments convertible into Common Stock will be subject to the provisions of this Agreement.

c. The foregoing restrictions notwithstanding, the Insider may sell up to the number of shares of Common Stock (the "Insider Stock") actually and/or beneficially owned by Insider on the Closing Date (as defined in the Securities Purchase Agreement) at a price of not less than the Initial Conversion Price of the Debentures, as defined in the Debenture of the Company, provided that such sales specified in this item (c) shall be subject the 144-Like Volume Limitations, as that term is defined below, and provided further that such sales specified in this item (c) may not exceed one-third (1/3) of the 144-Like Volume Restrictions in any thirty (30) day period during the Restriction Period.

For purposes hereof,

"144-Like Volume Limitations" shall mean that, during any 90 day period after the date hereof throughout the Restriction Period, the Holder may not sell or transfer a number of shares of Common Stock that exceeds the greater of: (1) 1% of the Company's total outstanding shares, determined as of the first business day of such 90 day period, or, (2) the average reported weekly volume in the Company's Common Stock for the four weeks immediately preceding the first business day of the Sales Period.

3. Miscellaneous.

a. At any time, and from time to time, after the signing of this Agreement Holder will execute such additional instruments and take such action as may be reasonably requested by the Subscribers to carry out the intent and purposes of this Agreement.

b. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

c. The restrictions on transfer described in this Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder or to which the Holder is subject to by applicable law.

d. This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

e. This Agreement may be signed and delivered by facsimile and such facsimile signed and delivered shall be enforceable.

f. The Company agrees not to take any action or allow any act to be taken which would be inconsistent with this Agreement.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

HOLDER:

________________________________

(Signature of Holder)

________________________________

(Print Name of Holder)

________________________________

Number of Shares of Common Stock

Beneficially Owned and as more fully

described on an attachment hereto if not in the form of shares of Common Stock

COMPANY:

UNIVERSAL ENERGY CORP.

By: ________________________

Print Name: _____________

Title: __________________

ADDRESS:

Universal Energy Corp.

30 Skyline Drive

Lake Mary, FL 32746

Office: 800-975-2076

Local: 407-771-0312

Fax: 800-805-4561